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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                NTL INCORPORATED
                            (a Delaware corporation)


                                       and

                            NTL HOLDINGS INCORPORATED
                            (a Delaware corporation)

                                       and

                            HOLDINGS MERGER SUB INC.
                            (a Delaware corporation)



                             -----------------------

                          Dated as of February 9, 2000

                             -----------------------

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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of February 9, 2000 (the "Agreement"), by and among NTL INCORPORATED, a Delaware corporation ("NTL" or, with regard to the period upon and after the Effective Time (as hereinafter defined), the "Surviving Corporation"), NTL Holdings Incorporated, a Delaware corporation ("Holdco"), which is a direct wholly-owned subsidiary of NTL, and Holdings Merger Sub Inc., a Delaware corporation ("Holdco Sub"), which is a direct wholly-owned subsidiary of Holdco and an indirect wholly-owned subsidiary of NTL (NTL and Holdco Sub, collectively, the "Constituent Corporations" and each, a "Constituent Corporation").

                              W I T N E S S E T H:

                  WHEREAS, NTL is a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL") and is authorized to issue a total of 410,000,000 shares, consisting of: (i) 400,000,000 shares (or, in the event the NTL stockholders approve an increase in the number of authorized shares of NTL Common Stock at the upcoming special meeting of stockholders (the "Share Increase"), 800,000,000 shares) of common stock, par value $.01 per share ("NTL Common Stock"); (ii) 10,000,000 shares of preferred stock, par value $.01 per share ("NTL Preferred Stock"), of which (A) 250,000 shares have been designated 13% Senior Redeemable Exchangeable Preferred Stock, par value $.01 per share ("NTL 13% Series A Preferred Stock"), (B) 250,000 shares have been designated 13% Series B Senior Redeemable Exchangeable Preferred Stock, par value $.01 per share ("NTL 13% Series B Preferred Stock"),
(C) 125,280 shares have been designated 9.90% Non-voting Mandatorily Redeemable Preferred Stock, Series A, par value $.01 per share ("NTL 9.90% Series A Preferred Stock"), (D) 52,217 shares have been designated 9.90% Non-voting Mandatorily Redeemable Preferred Stock, Series B, par value $.01 per share ("NTL 9.90% Series B Preferred Stock"), (E) 500,000 shares have been designated 5-1/4% Convertible Preferred Stock, Series A, par value $.01 per share ("NTL 5-1/4% Series A Preferred Stock"), (F) 4,447.92 shares have been designated 5-1/4% Convertible Preferred Stock, Series B, par value $.01 per share ("NTL 5-1/4% Series B Preferred Stock"), (G) 6,620.88 shares have been designated 5-1/4% Convertible Preferred Stock, Series C, par value $.01 per share ("NTL 5-1/4% Series C Preferred Stock"), (H) 6,707.78 shares have been designated 5-1/4% Convertible Preferred Stock, Series D, par value $.01 per share ("NTL 5-1/4% Series D Preferred Stock"), (I) 6,795.82 shares have been designated 5-1/4% Convertible Preferred Stock, Series E, par value $.01 per share ("NTL 5-1/4% Series E Preferred Stock"), (J) 750,000

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shares have been designated 5% Cumulative Participating Convertible Preferred
Stock, Series A, par value $.01 per share ("NTL 5% Series A Preferred Stock"),
(K) 5,000 shares have been designated 5% Cumulative Participating Convertible Preferred Stock, Series C, par value $.01 per share ("NTL 5% Series C Preferred Stock"), (L) 9,437.5 shares have been designated 5% Cumulative Participating Convertible Preferred Stock, Series D, par value $.01 per share ("NTL 5% Series D Preferred Stock"), and (M) 1,000,000 shares have been designated Series A Junior Participating Preferred Stock, par value $.01 per share ("NTL Junior Participating Preferred Stock") (all classes of preferred stock, collectively, "NTL Preferred Stock"). As of the close of business on January 31, 2000, as adjusted for the 5-for-4 stock split by way of a stock dividend paid on February 3, 2000, there were (i) 133,199,042 shares of NTL Common Stock issued and outstanding, each including an associated right to purchase NTL Junior Participating Preferred Stock, (the "Outstanding NTL Common Shares"); (ii) (A)
6.8818 shares of NTL 13% Series A Preferred Stock issued and outstanding (the "Outstanding NTL 13% Series A Preferred Shares"), (B) 142,308.635 shares of NTL 13% Series B Preferred Stock issued and outstanding (the "Outstanding NTL 13% Series B Preferred Shares"), (C) 52,217 shares of NTL 9.90% Series B Preferred Stock issued and outstanding (the "Outstanding NTL 9.90% Series B Preferred Shares"), (D) no shares of NTL 9.90% Series A Preferred Stock issued and outstanding, (E) 500,000 shares of NTL 5-1/4% Series A Preferred Stock issued and outstanding (the "Outstanding NTL 5-1/4% Series A Preferred Shares"), (F) 4,447.92 shares of NTL 5-1/4% Series B Preferred Stock issued and outstanding (the "Outstanding 5-1/4% Series B Preferred Shares"), (G) 6,620.88 shares of NTL 5-1/4% Series C Preferred Stock issued and outstanding (the "Outstanding NTL 5-1/4% Series C Preferred Shares"), (H) 6,707.78 shares of NTL 5-1/4% Series D Preferred Stock issued and outstanding (the "Outstanding NTL 5-1/4% Series D Preferred Shares"), (I) 6,795.82 shares of NTL 5-1/4% Series E Preferred Stock issued and outstanding (the "Outstanding NTL 5-1/4% Series E Preferred
Shares" and, together with the Outstanding NTL 5-1/4% Series A Preferred Shares, the Outstanding NTL 5-1/4% Series B Preferred Shares, the Outstanding NTL 5-1/4% Series C Preferred Shares and the Outstanding NTL 5-1/4% Series D Preferred Shares, the "Outstanding NTL 5-1/4% Preferred Shares"), (J) 750,000 shares of NTL 5% Series A Cumulative Participating Preferred Stock issued and outstanding (the "Outstanding NTL 5% Series A Preferred Shares"), (K) 5,000 shares of NTL 5% Series C Preferred Stock issued and outstanding (the "Outstanding NTL 5% Series C Preferred Shares"), (L) 9,437.5 shares of NTL 5% Series D Preferred Stock issued and outstanding (the "Outstanding NTL 5% Series D Preferred Shares" and, together with the Outstanding NTL 5% Series A Preferred Shares and the Outstanding NTL 5% Series C Preferred Shares, the "Outstanding NTL 5% Preferred Shares"), and (M) no shares of NTL Junior Participating Preferred Stock issued and outstanding; (iii)

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28,452,055 shares of NTL Common Stock reserved for issuance upon exercise of stock options of NTL outstanding pursuant to employee stock option and similar plans; (iv) 18,340,094 shares of NTL Common Stock reserved for issuance upon the conversion of NTL Preferred Stock; (v) 11,092,213 shares of NTL Common Stock reserved for issuance upon conversion of the NTL 5-3/4% Convertible Notes (as hereinafter defined) outstanding (vi) 4,395,966 shares of NTL Common Stock reserved for issuance upon the exercise of the NTL Communications Warrants (as hereinafter defined) outstanding; and (vii) 15,288,266 shares of NTL Common Stock reserved for issuance upon conversion of the NTL Communications 7% Convertible Notes (as hereinafter defined) outstanding;

                  WHEREAS, Holdco Sub is a corporation organized and existing under the DGCL and is authorized to issue a total of 100 shares, in a single class of common stock, $.01 par value per share ("Holdco Sub Common Stock"), of which, as of the date hereof, 100 shares are issued and outstanding (the "Outstanding Holdco Sub Common Shares");

                  WHEREAS, as of the date hereof, Holdco holds of record all of the Outstanding Holdco Sub Common Shares and no shares of Holdco Sub Common Stock are issued but not outstanding;

                  WHEREAS, Holdco is a corporation organized and existing under the DGCL and is authorized to issue a total of 100 shares of common stock, par value $.01 per share ("Holdco Common Stock"), and prior to the Effective Time will be authorized to issue a total of 410,000,000 shares (or, in the event the NTL stockholders approve the Share Increase, 810,000,000 shares), consisting of:
(i) 400,000,000 shares (or, in the event the NTL Stockholders approve the Share Increase, 800,000,000 shares) of Holdco Common Stock; (ii) 10,000,000 shares of preferred stock, par value $.01 per share ("Holdco Preferred Stock"), of which
(A) 6.8818 shares will constitute, prior to the Effective Time, a series of Holdco Preferred Stock identical to NTL 13% Series A Preferred Stock, having the designation "13% Senior Redeemable Exchangeable Preferred Stock" ("Holdco 13% Series A Preferred Stock"), (B) 142,308.635 shares will constitute, prior to the Effective Time, a series of Holdco Preferred Stock identical to NTL 13% Series B Preferred Stock, having the designation "13% Series B Senior Redeemable Exchangeable Preferred Stock" ("Holdco 13% Series B Preferred Stock"), (C) no shares will constitute, prior to the Effective Time, a series of Holdco Preferred Stock identical to NTL 9.90% Series A Preferred Stock, having the designation "9.90% Non-Voting Mandatorily Redeemable Preferred Stock, Series A" ("Holdco 9.90% Series A Preferred Stock"), (D) 52,217

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shares will constitute, prior to the Effective Time, a series of Holdco
Preferred Stock identical to NTL 9.90% Series B Preferred Stock, having the designation "9.90% Non-voting Mandatorily Redeemable Preferred Stock, Series B" ("Holdco 9.90% Series B Preferred Stock"), (E) if the Outstanding NTL 5-1/4% Preferred Shares shall not have been redeemed or converted into NTL Common Stock prior to the Effective Time, 500,000 shares will constitute, prior to the Effective Time, a series of Holdco Preferred Stock identical to NTL 5-1/4% Series A Preferred Stock, having the designation "5-1/4% Convertible Preferred Stock, Series A" ("Holdco 5-1/4% Series A Preferred Stock"), (F) if the Outstanding NTL 5-1/4% Preferred Shares shall not have been redeemed or converted into NTL Common Stock prior to the Effective Time, 4,447.92 shares will constitute, prior to the Effective Time, a series of Holdco Preferred Stock identical to NTL 5-1/4% Series B Preferred Stock, having the designation "5-1/4% Convertible Preferred Stock, Series B" ("Holdco 5-1/4% Series B Preferred Stock"), (G) if the Outstanding NTL 5-1/4% Preferred Shares shall not have been redeemed or converted into NTL Common Stock prior to the Effective Time, 6,620.88 shares will constitute, prior to the Effective Time, a series of Holdco Preferred Stock identical to NTL 5-1/4% Series C Preferred Stock, having the designation "5-1/4% Convertible Preferred Stock, Series C" ("Holdco 5-1/4% Series C Preferred Stock"), (H) if the Outstanding NTL 5-1/4% Preferred Shares shall not have been redeemed or converted into NTL Common Stock prior to the Effective Time, 6,707.78 shares will constitute, prior to the Effective Time, a series of Holdco Preferred Stock identical to NTL 5-1/4% Series D Preferred Stock, having the designation "5-1/4% Convertible Preferred Stock, Series D" ("Holdco 5-1/4% Series D Preferred Stock"), (I) if the Outstanding NTL 5-1/4% Preferred Shares shall not have been redeemed or converted into NTL Common Stock prior to the Effective Time, 6,795.82 shares will constitute, prior to the Effective Time, a series of Holdco Preferred Stock identical to NTL 5-1/4% Series E Preferred Stock, having the designation "5-1/4% Convertible Preferred Stock, Series E" ("Holdco 5-1/4% Series E Preferred Stock"), (J) 750,000 shares will constitute prior to the Effective Time, a series of Holdco Preferred Stock identical to NTL 5% Series A Preferred Stock, having the designation "5% Cumulative Participating Convertible Preferred Stock, Series A ("Holdco 5% Series A Preferred Stock"), (K) 5,000 shares will constitute prior to the Effective Time, a series of Holdco Preferred Stock identical to NTL 5% Series C Preferred Stock, having the designation "5% Cumulative Participating Convertible Preferred Stock, Series C ("Holdco 5% Series C Preferred Stock"), (L) 9437.5 shares will constitute prior to the Effective Time, a series of Holdco Preferred Stock identical to NTL 5% Series D Preferred Stock, having the designation "5% Cumulative Participating Convertible Preferred Stock, Series D ("Holdco 5% Series D Preferred Stock"), the and (M) 1,000,000 shares will constitute prior to the Effective Time a


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series of Holdco Preferred Stock, identical to NTL Junior Participating
Preferred Stock, having the designation "Series A Junior Participating Preferred Stock" ("Holdco Junior Participating Preferred Stock"). As of the date hereof, there are 100 shares issued and outstanding of Holdco Common Stock (the "Outstanding Holdco Common Shares");

                  WHEREAS, as of the date hereof, NTL holds of record all of the Outstanding Holdco Common Shares and no shares of Holdco Common Stock are issued but not outstanding;

                  WHEREAS, the respective Boards of Directors of NTL, Holdco Sub and Holdco have determined that it is advisable and in the best interests of each of NTL, Holdco Sub and Holdco and their respective stockholders that Holdco Sub be merged with and into NTL, with NTL continuing as the Surviving Corporation, in accordance with the terms and conditions of this Agreement (the "Merger"), and accordingly the Boards of Directors of each of NTL, Holdco Sub and Holdco have approved and authorized this Agreement and the transactions contemplated hereby, including the Merger;

                  WHEREAS, it is contemplated that the Merger will be effected in accordance with Section 251(g) of the DGCL, and that the Merger and the exchange of shares of capital stock of NTL for shares of capital stock of Holdco shall be a transaction described in Section 351(a) and/or Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no income or gain will be recognized by NTL or Holdco or their respective stockholders as a result of the Merger; and

                  NOW, THEREFORE, in consideration of the premises, the mutual agreements, promises, covenants, representations, warranties, acknowledgments and other terms, conditions, and provisions set forth herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

                  1. The Merger.

                  1.1 The Merger; Filing and Effective Time. Subject to and in accordance with the terms and conditions of this Agreement and the DGCL, this

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Agreement and the certificates of the respective secretaries of NTL and Holdco
Sub attached hereto as Exhibits A and B, duly executed, shall be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") by the Surviving Corporation at or as soon as practicable after the Closing (as defined below). The Merger shall become effective at the time when this Agreement is so filed with the Delaware Secretary of State (the "Effective Time").

                  1.2 Closing. Subject to and in accordance with the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place as soon as practicable after satisfaction of the latest to occur of the conditions set forth in Article IV hereof (the "Closing Date"), at the office of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036-6522, unless another date or place is agreed to in writing by the parties hereto.

                  1.3 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

                  1.4 Certificate of Incorporation of the Surviving Corporation. The Restated Certificate of Incorporation of NTL, as in effect immediately prior to the Effective Time (the "NTL Charter"), shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation Charter"), except that the following amendments thereto are to be effected by the Merger upon the Effective Time:

                  A. The Surviving Corporation Charter shall be amended by deleting Article FIRST thereof in its entirety and inserting in lieu thereof the following: "FIRST: The name of the Corporation is NTL (Delaware), Inc. (hereinafter called, the "Corporation").";

                  B. The Surviving Corporation Charter shall be amended by deleting Article FOURTH thereof in its entirety and inserting in lieu thereof the following: "FOURTH: The total number of shares of stock which the Corporation has authority to issue is 100 shares of Common Stock, par value $0.01 per share (the "Common Stock")."; and

                  C. The Surviving Corporation Charter shall be amended by adding and inserting, immediately following Article THIRTEENTH thereof, a new Article FOURTEENTH thereof, to read in its entirety as follows:

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                  FOURTEENTH: Any act or transaction by or involving the
                  Corporation that requires for its adoption under the GCL or this Restated Certificate of Incorporation the approval of stockholders of the Corporation shall, pursuant to subsection
                  (g) of Section 251 of the GCL, require, in addition, the approval of the stockholders of NTL Incorporated, a Delaware corporation, or any successor thereto by merger, by the same vote as if required by the GCL and/or this Restated Certificate of Incorporation.

                  1.5 Bylaws of the Surviving Corporation. The Bylaws of NTL as in effect immediately prior to the Effective Time (the "NTL Bylaws"), shall be and continue in full force and effect as the bylaws of the Surviving Corporation upon and after the Effective Time, unless and until duly amended, altered, changed, repealed, and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time, are hereby expressly reserved).

                  1.6 Directors and Officers of the Surviving Corporation. A. The respective members constituting the whole Board of Directors of NTL (the "NTL Board") immediately prior to the Effective Time shall be and continue as the respective members constituting the whole Board of Directors of the Surviving Corporation upon and after the Effective Time, until such members' respective successors are duly elected and qualified or until such members' earlier death, resignation, disqualification or removal and unless and until the number of members of such Board of Directors shall be duly increased or decreased in accordance with the DGCL (which power and right to increase and decrease, at any time and from time to time after the Effective Time, are hereby expressly reserved).

         B. Each person serving as an officer of NTL immediately prior to the Effective Time shall be and continue as an officer of the Surviving Corporation, holding the same office or offices, upon and after the Effective Time, until such person's successor is chosen and qualified or until such person's earlier death, resignation, disqualification, or removal (which power and right to remove are hereby expressly reserved).

                  1.7 Further Assurances. At any time and from time to time upon and after the Effective Time, as and when required or deemed desirable by the Surviving Corporation or its successors or assigns, there shall be executed, acknowledged, certified, sealed, delivered, filed, and/or recorded, in the name and on behalf of

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any and each Constituent Corporation, such deeds, contracts, consents, certificates, notices, and other documents and instruments, and there shall be done or taken or caused to be done or taken, in the name and on behalf of any and each Constituent Corporation, such further and other things and actions as shall be appropriate, necessary, or convenient to acknowledge, vest, effect, perfect, conform of record, or otherwise confirm the Surviving Corporation's (or its successors' or assigns') right, title, and interest in kind to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of each Constituent Corporation held immediately prior to the Effective Time, and otherwise to carry out and effect the intent and purposes of this Agreement and the Merger. The officers and directors of the Surviving Corporation (or its successors or assigns), and each of them, upon and after the Effective Time, are and shall be fully authorized, in the name and on behalf of each Constituent Corporation, to do and take and cause to be done and taken any and all such things and actions, and to execute, acknowledge, certify, seal, deliver, file, and/or record any and all such deeds, contracts, consents, certificates, notices, and other documents and instruments.

                                   ARTICLE II
                           EFFECT OF THE MERGER ON THE
                  CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

                  2. Effect on Capital Stock. Upon and as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the respective shares:

                  2.1 Conversion of Holdco Sub Shares. Each Outstanding Holdco Sub Common Share shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share (the "Surviving Corporation Common Stock"), of the Surviving Corporation, to be issued and deemed to have been issued by the Surviving Corporation automatically and immediately upon and as of the Effective Time; the capital of the Surviving Corporation in respect of each share of Surviving Corporation Common Stock to be an amount equal to the par value thereof as permitted under the DGCL and such Outstanding Holdco Sub Common Shares shall be canceled and cease to exist.

                  2.2 Conversion of NTL Shares.

                           A. Each of the Outstanding NTL Common Shares shall be converted into the right to receive one validly issued, fully paid and


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         nonassessable share of Holdco Common Stock, including an associated right to purchase Holdco Junior Participating Preferred Stock, which right shall be governed by the Holdco Stockholder Rights Plan assumed by Holdco pursuant to Section 3.9 hereof; and the Outstanding NTL Common Shares shall be canceled and cease to exist.

                           B. Each of the Outstanding NTL 13% Series A Preferred Shares shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Holdco 13% Series A Preferred Stock (with rights to accrued, accumulated and unpaid dividends on each Outstanding NTL 13% Series A Preferred Share (the "13% Series A Accumulated Dividends") being preserved, unimpaired, unchanged, and unaffected by such conversion in the Merger, such 13% Series A Accumulated Dividends carrying over and pertaining to and being accrued, accumulated, and unpaid dividends on each such share of Holdco 13% Series A Preferred Stock, and each such share of Holdco 13% Series A Preferred Stock carrying and having such 13% Series A Accumulated Dividends as accrued, accumulated, and unpaid dividends thereon, notwithstanding that such dividends shall have accrued and accumulated from a date prior to the issuance of such shares of Holdco 13% Series A Preferred Stock) and such Outstanding NTL 13% Series A Preferred Shares shall no longer be outstanding and automatically shall be canceled and cease to exist.

                           C. Each of the Outstanding NTL 13% Series B Preferred Shares shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Holdco 13% Series B Preferred Stock (with rights to accrued, accumulated and unpaid dividends on each Outstanding NTL 13% Series B Preferred Share (the "13% Series B Accumulated Dividends") being preserved, unimpaired, unchanged, and unaffected by such conversion in the Merger, such 13% Series B Accumulated Dividends carrying over and pertaining to and being accrued, accumulated, and unpaid dividends on each such share of Holdco 13% Series B Preferred Stock, and each such share of Holdco 13% Series B Preferred Stock carrying and having such 13% Series B Accumulated Dividends as accrued, accumulated, and unpaid dividends thereon, notwithstanding that such dividends shall have accrued and accumulated from a date prior to the issuance of such shares of Holdco 13% Series B Preferred Stock) and such Outstanding NTL 13% Series B Preferred Shares shall no longer be outstanding and automatically shall be canceled and cease to exist.

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                           D. Each of the Outstanding NTL 9.90% Series B
         Preferred Shares shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Holdco 9.90% Series B Preferred Stock (with rights to accrued, accumulated and unpaid dividends on each Outstanding NTL 9.90% Series B Preferred Share (the "9.90% Series B Accumulated Dividends") being preserved, unimpaired, unchanged, and unaffected by such conversion in the Merger, such 9.90% Series B Accumulated Dividends carrying over and pertaining to and being accrued, accumulated, and unpaid dividends on each such share of Holdco 9.90% Series B Preferred Stock, and each such share of Holdco 9.90% Series B Preferred Stock carrying and having such 9.90% Series B Accumulated Dividends as accrued, accumulated, and unpaid dividends thereon, notwithstanding that such dividends shall have accrued and accumulated from a date prior to the issuance of such shares of Holdco 9.90% Series B Preferred Stock) and such Outstanding NTL 9.90% Series B Preferred Shares shall no longer be outstanding and automatically shall be canceled and cease to exist.

                           E. Each of the Outstanding NTL 5-1/4% Preferred Shares shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Holdco 5-1/4% Series A Preferred Stock, Holdco 5-1/4% Series B Preferred Stock, Holdco 5-1/4% Series C Preferred Stock, Holdco 5-1/4% Series D Preferred Stock and Holdco 5-1/4% Series E Preferred Stock, respectively (with rights to accrued, accumulated and unpaid dividends on each Outstanding NTL 5-1/4% Preferred Share (the "5-1/4% Accumulated Dividends") being preserved, unimpaired, unchanged, and unaffected by such conversion in the Merger, such 5-1/4% Accumulated Dividends carrying over and pertaining to and being accrued, accumulated, and unpaid dividends on each such share of Holdco 5-1/4% Series A Preferred Stock, Holdco 5-1/4% Series B Preferred Stock, Holdco 5-1/4% Series C Preferred Stock, Holdco 5-1/4% Series D Preferred Stock and Holdco 5-1/4% Series E Preferred Stock, respectively, and each such share of Holdco 5-1/4% Series A Preferred Stock, Holdco 5-1/4% Series B Preferred Stock, Holdco 5-1/4% Series C Preferred Stock, Holdco 5-1/4% Series D Preferred Stock and Holdco 5-1/4% Series E Preferred Stock, as the case may be, carrying and having such 5-1/4% Accumulated Dividends as accrued, accumulated, and unpaid dividends thereon, notwithstanding that such dividends shall have accrued and accumulated from a date prior to the issuance of such shares of Holdco 5-1/4% Series A Preferred Stock, Holdco 5-1/4% Series B Preferred Stock, Holdco 5-1/4% Series C Preferred Stock, Holdco 5-1/4% Series D Preferred Stock and Holdco 5-1/4% Series E Preferred Stock) and such Out-

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         standing NTL 5-1/4% Preferred Shares shall no longer be outstanding and automatically shall be canceled and cease to exist.

                           F. Each of the Outstanding NTL 5% Preferred Shares, shall be converted into the right to receive one validly issued, fully paid and nonassessable share of Holdco 5% Series A Preferred Stock, Holdco 5% Series C Preferred Stock, and Holdco 5% Series D Preferred Stock, respectively (with rights to accrued, accumulated and unpaid dividends on each Outstanding NTL 5% Preferred Share (the "5% Accumulated Dividends") being preserved, unimpaired, unchanged, and unaffected by such conversion in the Merger, such 5% Accumulated Dividends carrying over and pertaining to and being accrued, accumulated, and unpaid dividends on each such share of Holdco 5% Series A Preferred Stock, Holdco 5% Series C Preferred Stock and Holdco 5% Series D Preferred Stock, respectively, and each such share of Holdco 5% Series A Preferred Stock, Holdco 5% Series C Preferred Stock, and Holdco 5% Series D Preferred Stock , as the case may be, carrying and having such 5% Accumulated Dividends as accrued, accumulated, and unpaid dividends thereon, notwithstanding that such dividends shall have accrued and accumulated from a date prior to the issuance of such shares of Holdco 5% Series A Preferred Stock, Holdco 5% Series C Preferred Stock and Holdco 5% Series D Preferred Stock) and such Outstanding NTL 5% Preferred Shares shall no longer be outstanding and automatically shall be canceled and cease to exist.

                  2.3 Changes in Capital Structure. If, at any time after the date hereof and prior to the Effective Time, NTL shall authorize, issue or redeem capital securities (including, but not limited to, by the contemplated conversion of the Outstanding NTL 5-1/4% Preferred Shares), this Agreement shall be deemed amended to provide for such change and to provide for the issuance in the Merger of Holdco securities having substantially identical terms to such capital securities of NTL.

                  2.4 Notification of Transfer Agent. Prior to the Closing Date, Holdco Sub and NTL shall notify their respective transfer agents of the conversions of shares of NTL stock and of shares of Holdco Sub stock and the cancellation of shares of NTL stock pursuant to Section 2.2 hereof.

                  2.5 Stock Certificates. Upon and as of the Effective Time, by virtue of the Merger and without any action on the part of either of the Constituent Corporations or Holdco, the holders of the respective shares, or any other person:

                  A. Holdco. The shares of Holdco Common Stock and the shares of Holdco Preferred Stock into which the Outstanding NTL Common Shares, the Outstanding NTL 13% Series A Preferred Shares, the Outstanding NTL 13% Series B Preferred Shares, the Outstanding NTL 9.90% Series B Preferred Shares, the Outstanding NTL 5-1/4% Series A Preferred Shares, the Outstanding 5-1/4% Series B Preferred Shares, the Outstanding NTL 5-1/4% Series C Preferred Shares, the Outstanding NTL 5-1/4% Series D Preferred Shares, the Outstanding NTL 5-1/4% Series E Preferred Shares, the Outstanding NTL 5% Series A Preferred Shares, the Outstanding NTL 5% Series C Preferred Shares, and the Outstanding NTL 5% Series D Preferred Shares shall have been converted pursuant to Section 2.2 hereof shall be represented and evidenced by the same stock certificates that previously represented and evidenced such Outstanding NTL Common Shares, such Outstanding NTL 13% Series A Preferred Shares, such Outstanding NTL 13% Series B Preferred Shares, such Outstanding NTL 9.90% Series B Preferred Shares, such Outstanding NTL 5-1/4% Preferred Shares, and such Outstanding NTL 5% Preferred Shares; and

                  B. NTL. Holdco, as the holder of the certificate (the "Holdco Sub Common Stock Certificate") that immediately prior to the Effective Time evidences the Outstanding Holdco Sub Common Shares may, at Holdco's option, surrender the same to the Surviving Corporation for cancellation, and Holdco shall be entitled to receive from the Surviving Corporation in exchange therefor a certificate representing and evidencing the shares of Surviving Corporation Common Stock into which Holdco's Outstanding Holdco Sub Common Shares shall have been converted; until surrendered, the Holdco Sub Common Stock Certificate shall represent and evidence the shares of Surviving Corporation Common Stock into which the Outstanding Holdco Sub Common Shares theretofore represented and evidenced thereby shall have been converted pursuant to
         Section 2.1 hereof.

                                   ARTICLE III
                              ADDITIONAL AGREEMENTS

                  3.1  Directors and Officers of Holdco Upon the Effective Time.

                  A. Directors. As of the Effective Time: (i) the number of members constituting the whole Board of Directors of Holdco (the "Holdco Board") shall be equal to the number of members constituting the whole NTL Board immediately prior to the Effective Time; and (ii) the Holdco Board shall consist of all the persons serving as members of the NTL Board immediately prior to the Effective Time.

                  B. Officers. As of the Effective Time, the officers of Holdco shall be the persons serving as officers of NTL immediately prior to the Effective Time.

                  3.2 Holdco Certificate of Incorporation. As of the Effective Time, the certificate of incorporation of Holdco shall contain provisions identical to the NTL Charter immediately prior to the Effective Time, which provisions shall, among other things, reflect the change of Holdco's name to "NTL Incorporated" (the "Holdco Charter").

                  3.3 Holdco Bylaws. As of the Effective Time, the bylaws of Holdco shall contain provisions identical to the NTL Bylaws immediately prior to the Effective Time (the "Holdco Bylaws"). To that end, prior to the Effective Time, to the extent necessary to give effect to the intent of the preceding sentence, Holdco shall take all requisite action to cause the Holdco Bylaws, as the same theretofore may have been amended, altered, changed and/or supplemented, to be duly amended and restated in accordance with the DGCL to contain provisions identical to the NTL Bylaws immediately prior to the Effective Time, and as so amended and restated such Holdco Bylaws shall be and remain the Holdco Bylaws upon and after the Effective Time, unless and until thereafter duly amended, altered, changed, repealed and/or supplemented in accordance with the DGCL (which power and right to amend, alter, change, repeal, and/or supplement, at any time and from time to time after the Effective Time, are hereby expressly reserved).

                  3.4 No NTL Stockholder Meeting; Holdco Sub Stockholder Written Consent. The parties understand and acknowledge that it is contemplated that the Merger will be effected in accordance with Section 251(g) of the DGCL and that no vote of NTL's stockholders adopting, approving or authorizing this Agreement and the transactions contemplated hereby, including the Merger, will be required under the DGCL. Holdco, in its capacity as the sole stockholder of Holdco Sub, as promptly as practicable on or after the date hereof, shall execute and deliver to Holdco Sub a written consent in lieu of a stockholder meeting adopting, approving and authorizing this Agreement and the transactions contemplated hereby, including the Merger, in accordance with Section 228 of the DGCL.

                  3.5 Employee and Director NTL Stock Options. Upon and as of the Effective Time, to the fullest extent permitted by applicable law, Holdco shall assume all of NTL's obligations, and NTL shall have no further obligations, with respect to any then-outstanding option (each, if any, an "NTL Option") to acquire shares of NTL Common Stock issued under any employee or non-employee director stock option plan, agreement or similar arrangement of NTL and the due exercise of rights under any such NTL Option shall entitle the holder thereof to acquire, upon the same terms and conditions that were applicable under the corresponding NTL Option, a number of shares of Holdco Common Stock identical to the class and number of shares of NTL Common Stock that were subject to such corresponding NTL Option (a "Holdco Option"). NTL and Holdco agree to take all corporate and other action as shall be necessary to effectuate the foregoing, and NTL shall use its best efforts to obtain, if required, prior to the Closing Date, such consent of each holder of an NTL Option as shall be necessary to effectuate the foregoing. Holdco shall take all corporate and other action necessary to reserve and make available for issuance upon the due exercise of rights under the Holdco Options a sufficient number of shares of Holdco Common Stock, and as soon as practicable following the Effective Time, shall provide to the record holders of the Holdco Options appropriate notice of such holder's rights thereunder.

                  3.6 NTL Communications Warrants. Upon and as of the Effective Time and in connection with the Merger, Holdco shall assume the obligations of NTL to issue securities deliverable upon the exercise of any then-outstanding warrants to acquire shares of NTL Common Stock (each, an "NTL Communications Warrant") that were issued by NTL Communications Corp. (known as NTL Incorporated prior to the holding company merger effected on April 1, 1999) pursuant to Warrant Agreements dated as of October 14, 1993, February 14, 1996, October 14, 1998 and January 28, 1999, in each case as supplemented by a First Supplemental Warrant Agreement, dated as of March 31, 1999, respectively, and accordingly, the due exercise of rights under any such NTL Communications Warrant shall entitle the holder thereof to acquire, upon the same terms and conditions that were applicable under the corresponding NTL Communications Warrant, a number of shares of Holdco Common Stock identical to the class and number of shares of NTL Common Stock that were subject to such corresponding NTL Communications Warrant. NTL and Holdco agree to take all corporate and other action as shall be necessary to effectuate the foregoing, including the execution of supplemental warrant agreements as required. Holdco shall take all corporate and other action necessary to reserve and make available for issuance upon the due exercise of rights under the NTL Communications Warrants a sufficient number of shares of Holdco Common Stock, and as soon as practicable following the Effective Time, shall provide to the record holders of the NTL Communications Warrants appropriate notice of such holder's rights thereunder.

                  3.7 NTL Convertible Notes and NTL Communications Convertible Notes. Upon and as of the Effective Time and in connection with the Merger, (a) Holdco shall assume the obligations of NTL with respect to the rights of holders of any then-outstanding 7% Convertible Subordinated Notes due 2008 (each, if any, an "NTL Communications 7% Convertible Note") to convert such NTL Communications 7% Convertible Notes into NTL Common Stock under the terms of the Indenture, dated December 16, 1998, between NTL Communications Corp. (known as NTL Incorporated prior to the holding company merger effected on April 1, 1999) and The Chase Manhattan Bank, as Trustee, as supplemented by the First Supplemental Indenture, dated as of March 31, 1999 (the "7% Convertible Notes Indenture"); (b) Holdco shall assume the obligations of NTL with respect to the rights of holders of any then-outstanding 5-3/4% Convertible Subordinated Notes due 2009 (each, if any, an "NTL 5-3/4% Convertible Note") to convert such NTL 5-3/4% Convertible Notes into NTL Common Stock under the terms of the Indenture, dated as of December 22, 1999, between NTL and The Chase Manhattan Bank, as Trustee (the "5-3/4% Convertible Notes Indenture") ; (c) the due exercise of the conversion privileges of any holder under any such NTL Communications 7% Convertible Note and NTL 5-3/4% Convertible Note shall entitle the holder thereof to acquire, upon the same terms and conditions that were applicable under the corresponding NTL Communications 7% Convertible Note and NTL 5-3/4% Convertible Note, a number of shares of Holdco Common Stock identical to the class and number of shares of NTL Common Stock that were subject to such corresponding NTL Communications 7% Convertible Note or NTL 5-3/4% Convertible Note, as the case may be; and, (d) Holdco shall assume joint and several liability for, or shall guarantee, the obligations of NTL Communications Corp. and NTL with respect to the NTL Communications 7% Convertible Notes (the "7% Notes") as and to the extent necessary to satisfy, in the judgment of Holdco, the requirements of Section 3(a)(9) of the Securities Act of 1933 with respect to the conversion of the 7% Notes into Holdco Common Shares. NTL and Holdco shall, and NTL shall cause NTL Communications Corp. to, take all corporate and other action as shall be necessary to effectuate the foregoing, including entering into supplemental indentures as required and delivering certain officers' certificates as required under the Indentures. Holdco shall take all corporate and other action necessary to reserve and make available for issuance upon the due exercise of conversion rights under the NTL Communications 7% Convertible Notes and the NTL 5-3/4% Convertible Notes a sufficient number of shares of Holdco Common Stock, and as soon as practicable following the Effective Time, shall provide to the record holders of the NTL Communications 7% Convertible Notes and the NTL 5-3/4% Convertible Notes appropriate notice of such holder's rights thereunder.

                  3.8 Outstanding Holdco Common Shares. Upon and as of the Effective Time, NTL shall surrender to Holdco the certificate representing the Outstanding Holdco Common Shares, and the Outstanding Holdco Common Shares shall be retired as permitted under the DGCL and resume the status of authorized and unissued shares of Holdco Common Stock.

                  3.9 Holdco Stockholder Rights Plan. Upon and as of the Effective Time, Holdco shall assume the rights and obligations of NTL under the Rights Agreement, dated as of October 13, 1993, between NTL Communications Corp. (known as NTL Incorporated prior to the holding company merger effected on April 1, 1999) and Continental Stock Transfer & Trust Company, as Rights Agent, as amended by Amendment No.1 to the Rights Agreement, dated as of March 31, 1999 (the "Holdco Stockholder Rights Plan"), and as a result of the share-for-share conversion of NTL Common Stock for Holdco Common Stock pursuant to the Merger, each right to purchase NTL Junior Participating Preferred Stock will be converted into an identical right to purchase Holdco Junior Participating Preferred Stock.

                  3.10 Transaction Agreement. Upon and as of the Effective Time, Holdco shall perform and discharge the obligations of NTL under the Transaction Agreement, dated as of July 26, 1999, among NTL, Bell Atlantic Corporation, Cable and Wireless plc and Cable & Wireless Communications plc (the "Transaction Agreement"), as from the Effective Time so far as such obligations have not been performed or discharged or have not arisen as at the Effective Time and from the Effective Time to observe, perform, discharge and be bound by the terms of the Transaction Agreement in all respects as if Holdco had originally been named in the Transaction Agreement as a party to the same instead of NTL. Notwithstanding anything herein to the contrary, the obligations of NTL pursuant to clauses
(2)(9) and (2)(10) of the Transaction Agreement shall continue in full force and effect upon and as of the Effective Time.

                  3.11 Investment Agreement and Purchase Agreement. Upon and as of the Effective Time, Holdco shall succeed to and assume all of NTL's obligations under the Investment Agreement, dated as of July 26, 1999, between NTL and France Telecom, S.A. (the "Investment Agreement") and the Purchase Agreement, dated as of July 15, 1999, between NTL and France Telecom, S.A. (the "Purchase Agreement"), and the obligation to deliver to France Telecom, S.A. the shares of NTL Common Stock and NTL 5% Cumulative Participating Preferred Stock, Series B under the Investment Agreement (the "Investment Agreement Securities") shall become the obligation to deliver equivalent securities of Holdco. Pursuant to the

Merger, France Telecom, S.A. shall receive with respect to such securities of Holdco rights in or with respect to Holdco identical to the rights that France Telecom, S.A. would have otherwise had in or with respect to NTL, with respect to the Investment Agreement Securities, the securities received by France Telecom under the Purchase Agreement and other rights that France Telecom, S.A. may have under the Investment Agreement, the Purchase Agreement or otherwise. NTL shall, and shall cause Holdco to, execute and deliver to France Telecom, S.A. such documents, instruments, agreements or certificates as may be necessary to transfer the obligations of NTL under the Investment Agreement and under the Purchase Agreement to Holdco.

                  3.12  Note Purchase Agreement.

                  At the Effective Time, Holdco's obligations under the Guarantee, dated as of February 4, 2000, by Holdco in favor of the Purchasers (as defined in that certain Note Purchase Agreement, dated as of February 4, 2000, among NTL Incorporated and the Purchasers named therein) shall become effective.

                  3.13 Other Agreements. At the Effective Time, Holdco shall assume any obligation of NTL to deliver or make available shares of NTL Common Stock under any instrument, agreement or employee benefit plan not referred to in this Section 3 to which NTL or any of its subsidiaries is a party. Any reference to NTL Common Stock under any such instrument, agreement or employee benefit plan shall be deemed to be a reference to Holdco Common Stock and one share of Holdco Common Stock shall be issuable in lieu of each share of NTL Common Stock required to be issued by any such instrument, agreement or employee benefit plan, subject to subsequent adjustment as provided in any such instrument, agreement or employee benefit plan.

                  3.14 Holdco as Successor Registrant to NTL. It is the intent of the parties hereto that Holdco, as of the Effective Time, be deemed a "successor issuer" for purposes of Rule 12g - 3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so that Holdco Common Stock shall be deemed registered under Section 12 of the Exchange Act.

                  3.15 Listing of Holdco Common Stock. The Holdco Common Stock to be issued and initially reserved for issuance pursuant to the transactions contemplated herein shall have been approved for quotation, upon official notice of issuance, by The Nasdaq Stock Market, Inc. and The Easdaq Stock Market, Inc.

                  3.16 Filings. At the Effective Time, the Surviving Corporation shall cause a certified copy of this Agreement to be executed and filed with the Delaware Secretary of State. At the Effective Time, to the extent necessary to effectuate the amendments to the Surviving Corporation Charter and the Holdco Charter contemplated by this Agreement, each of the Surviving Corporation and Holdco shall cause to be filed with the Delaware Secretary of State such certificates or documents required to give effect thereto.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

                  4.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party under this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                           A. Stockholder Approval. This Agreement shall have been approved by the written consent of the holder of the Outstanding Holdco Sub Shares.

                           B. Legal Action. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any foreign, United States, state or local governmental entity or municipality or subdivision thereof or court, tribunal, commission, board, bureau, agency or legislative, executive, governmental or regulatory authority or agency ( a "Governmental Entity") of competent jurisdiction or other legal restraint or prohibition shall be in effect preventing the consummation of the Closing.

                           C. Statutes. No statute, rule or regulation shall have been enacted by any Governmental Entity that would make the consummation of the Merger illegal.

                           D. NTL Board Determination. The NTL Board shall not have altered or rescinded its determination that the NTL stockholders shall not recognize gain or loss for United States Federal income tax purposes as a result of the transactions contemplated hereby and that the Merger and the exchange of shares of capital stock of NTL for shares of capital stock of Holdco shall be deemed a transaction described in Section 351(a) and/or 368(a) of the Code.

                           E. CWC Holdings Capital Reduction. The obligations of NTL and Holdco Sub to effect the Merger shall be subject to the effectiveness of the capital reduction in CWC Holdings in accordance with the terms and conditions of the Transaction Agreement.

                  4.2 Conditions to the Obligations of NTL and Holdco Sub to Effect the Merger. The obligations of NTL and Holdco Sub to effect the Merger shall be subject to the satisfaction of the condition that immediately prior to the Effective Time, Holdco shall have fully performed its obligations under
Article III hereof.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

                  5.1 Amendment. At any time prior to the Effective Time, this Agreement may be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties hereto.

                  5.2 Termination. This Agreement may be terminated and the Merger contemplated hereby abandoned at any time prior to the Effective Time by action of either the NTL Board, the Holdco Board or the Board of Directors of Holdco Sub, if such Board of Directors shall determined that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation and its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither NTL, Holdco, or Holdco Sub nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

                  6.1 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms, conditions, and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  6.2 Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement among the parties regarding the subject matter hereof, and supercedes all prior agreements and undertakings, both written and oral, among the parties or of any of them regarding such subject matter.

                  6.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                  6.4 Headings. The headings set forth herein are for convenience only and shall not be used in interpreting the text of the section in which they appear.

                  6.5 Counterparts. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

                  6.6 Certificates of Secretaries. The certificates of the respective secretaries of NTL and Holdco Sub to be attached hereto are hereby incorporated by reference and shall be deemed on and part of this Agreement.

                  IN WITNESS WHEREOF, NTL, Holdco and Holdco Sub, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

                                    NTL INCORPORATED


                                    By: /s/ Richard J. Lubasch
                                        ----------------------------------------
                                        Name:  Richard J. Lubasch
                                        Title: Executive Vice President, General
                                                  Counsel and Secretary


                                    NTL HOLDINGS INCORPORATED


                                    By: /s/ Richard J. Lubasch
                                        ----------------------------------------
                                        Name:  Richard J. Lubasch
                                        Title: Executive Vice President, General
                                                  Counsel and Secretary


                                    NTL HOLDINGS MERGER SUB INC.


                                    By: /s/ Richard J. Lubasch
                                        ----------------------------------------
                                        Name:  Richard J. Lubasch
                                        Title: Executive Vice President, General
                                                  Counsel and Secretary

                                                                       Exhibit A

                CERTIFICATE OF THE SECRETARY OF NTL INCORPORATED


                  The undersigned, Assistant Secretary of NTL Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the Agreement and Plan of Merger (the "Agreement") to which this Certificate is attached has been executed on behalf of the Corporation by the Executive Vice President, General Counsel and Secretary, on behalf of Holdings Merger Sub Inc., a Delaware corporation, by the Executive Vice President, General Counsel and Secretary, and on behalf of NTL Holdings Incorporated, a Delaware corporation, by the Executive Vice President, General Counsel and Secretary. The Agreement has been adopted by the Board of Directors of the Corporation pursuant to Section 251(g) of the Delaware General Corporation Law and the conditions specified in the first sentence of such subsection have been satisfied.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 9th day of February, 2000.


                                             By: /s/ Sandra Barnet
                                                 ------------------------------
                                                 Name:  Sandra Barnet
                                                 Title: Assistant Secretary

                                                                       Exhibit B

            CERTIFICATE OF THE SECRETARY OF HOLDINGS MERGER SUB INC.


The undersigned, Assistant Secretary of Holdings Merger Sub Inc., a Delaware corporation (the "Corporation"), hereby certifies that the Agreement and Plan of Merger (the "Agreement") to which this Certificate is attached has been executed on behalf of the Corporation by the Executive Vice President, General Counsel and Secretary, on behalf of NTL Incorporated, a Delaware corporation, by the Executive Vice President, General Counsel and Secretary, and on behalf of NTL Holdings Incorporated, a Delaware corporation, by the Executive Vice President, General Counsel and Secretary. The Agreement was duly adopted by the Board of Directors of the Corporation in accordance with Section 251 of the Delaware General Corporation Law and by the written consent of the sole stockholder of the Corporation in accordance with Section 228 of the Delaware General Corporation Law.
                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 9th day of February, 2000.

                                               By: /s/ Sandra Barnet
                                                   -----------------------------
                                                   Name:  Sandra Barnet
                                                   Title: Assistant Secretary